Exhibit 99.1

Champion Safe Co. Surpasses Sales Goals at Recent Buying Group Shows, Achieving $2.4M Year-To-Date 2025 Sales and Outperforming Internal Projections

Provo, UT, Feb. 18, 2025 (GLOBE NEWSWIRE) — Champion Safe Company (“Champion” or the “Company”) (championsafe.com) a leader in gun safes and vault doors, a wholly-owned subsidiary of American Rebel Holdings, Inc. (NASDAQ: AREB), America’s Patriotic Brand (americanrebel.com), is proud to announce its continued strong momentum in 2025. Champion has surpassed its internal sales projections, achieving over $2.4 million in year-to-date revenue, with more than $610,000 generated at recent Nation’s Best Sports (NBS) and Sports Inc. buying group shows.

Innovation Driving Growth

A key factor behind this success is Champion’s latest product innovations, featuring enhanced security, refined aesthetics, and superior craftsmanship. Dealers at the NBS and Sports Inc. shows responded enthusiastically to the 2025 product lineup, recognizing Champion’s commitment to quality and performance in an increasingly competitive market.

“Attending these early-year buying group shows is essential for us, and Champion has received an outstanding response to our updated product lineup,” said Thomas Mihalek, CEO of Champion Safe Company. “Dealers understand that quality and attention to detail are more important than ever, and Champion Safe excels in both areas. The strong sales performance at NBS and Sports Inc demonstrates the trust and demand for our products. We are committed to continuous growth and expansion through our innovative programming and enhanced manufacturing procedures. Our goal is to ensure that Champion remains the top choice for firearm dealers and security-focused customers.”

Commitment to Dealers and Market Leadership

Champion Safe remains dedicated to supporting its dealer network with industry-leading service, reliable inventory, and premium products that drive retail success. The company values its partnerships with buying group members and continues to provide cutting-edge solutions and tools to help dealers grow their businesses.

“We are just beginning to see the results of the dramatic improvements across all aspects at Champion Safe Company that began almost immediately after appointing Mr. Mihalek as CEO of Champion in April 2024,” said Andy Ross, CEO of American Rebel Holdings, Inc. “Mr. Mihalek is the type of seasoned and successful outdoor industry and consumer products executive that we were looking for to lead and grow Champion. We are encouraged by the early results in FY2025 and are optimistic about continued growth and market share gains at Champion Safe Co. under Mr. Mihalek’s leadership.”

For more information about Champion Safe and its lineup of high-security safes, visit www.championsafe.com.

About Champion Safe Company

Champion Safe Company has been at the forefront of safe manufacturing for over 25 years, offering a range of high-quality safes designed for ultimate security and fire protection. With a commitment to craftsmanship and innovation, Champion Safes are trusted by homeowners, gun owners, and businesses across the nation.

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) has operated primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products and has recently transitioned into the beverage industry through the introduction of American Rebel Beer. The Company also designs and produces branded apparel and accessories. To learn more, visit americanrebel.com and americanrebelbeer.com. For investor information, visit americanrebel.com/investor-relations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc., (NASDAQ: AREB; AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include benefits of the 2025 product innovations, actual revenues for fiscal 2025, our ability to effectively execute our business plan, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contacts:

jon.minder@americanrebel.com
thomas.mihalek@americanrebel.com